EXHIBIT 99.1

Republic Services, Inc. Reports
Third Quarter 2025 Results

●	Reported Earnings Per Share of $1.76 and Adjusted Earnings Per Share of $1.90
●	Reported Net Income Margin of 13.1 Percent and Adjusted EBITDA Margin of 32.8 Percent
●	Generated Year-to-Date Cash Flow from Operations of $3.32 Billion and Adjusted Free Cash Flow of $2.19 Billion
●	Invested More Than $1 Billion in Value-Creating Acquisitions Year-to-Date
●	Certified as a Great Place to Work® for Ninth Consecutive Year

PHOENIX (October 30, 2025) – Republic Services, Inc. (NYSE: RSG) today reported net income of $550 million, or $1.76 per diluted share, for the three months ended September 30, 2025, versus $566 million, or $1.80 per diluted share, for the comparable 2024 period. Excluding certain expenses and other items, on an adjusted basis, net income for the three months ended September 30, 2025, was $594 million, or $1.90 per diluted share, versus $568 million, or $1.81 per diluted share, for the comparable 2024 period.

“We delivered strong third-quarter results as we continue to execute our strategy for sustainable, profitable growth,” said Jon Vander Ark, president and chief executive officer. “Despite ongoing cyclical volume pressures, our ability to price ahead of cost inflation and disciplined operational execution drove an 80-basis-point expansion in adjusted EBITDA margin. These results underscore the resiliency of our business model and the value from continued investments in our differentiated capabilities."

Third-Quarter and Year-to-Date 2025 Highlights:

•Total revenue growth of 3.3 percent includes 1.7 percent organic growth and 1.6 percent growth from acquisitions.

•Core price on total revenue increased revenue by 5.9 percent. Core price on related business revenue increased revenue by 7.2 percent, which consisted of 8.6 percent in the open market and 4.8 percent in the restricted portion of the business.

•Revenue growth from average yield on total revenue was 4.0 percent, and volume decreased total revenue by 0.3 percent. Revenue growth from average yield on related business revenue was 4.9 percent, and volume decreased related business revenue by 0.4 percent.

•Net income was $550 million, or a margin of 13.1 percent.

•EPS was $1.76 per share.

•Adjusted EPS, a non-GAAP measure, was $1.90 per share.

•Adjusted EBITDA, a non-GAAP measure, was $1.38 billion, and adjusted EBITDA margin, a non-GAAP measure, was 32.8 percent of revenue, an increase of 80 basis points over the prior year.

•Year-to-date cash flow from operations was $3.32 billion.

•Year-to-date adjusted free cash flow, a non-GAAP measure, was $2.19 billion.

•Year-to-date cash invested in acquisitions was $1.01 billion.

•Year-to-date cash returned to shareholders was $1.13 billion, which included $584 million of share repurchases and $544 million of dividends paid.

•The Company's average recycled commodity price per ton sold at its recycling centers during the third quarter was $126. This represents a decrease of $51 per ton over the prior year.

•The Company completed and commenced operations on one renewable natural gas project during the quarter.

•The Company expects revenue to be near the low end of its full-year 2025 guidance range. The Company reiterates all other financial components of its 2025 guidance.

Company Declared Quarterly Dividend

Republic previously announced that its Board of Directors declared a regular quarterly dividend of $0.625 per share for shareholders of record on January 2, 2026. The dividend will be paid on January 15, 2026.

Presentation of Certain Performance Metrics and Non-GAAP Measures

Adjusted diluted earnings per share, adjusted net income - Republic, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA by business type, adjusted EBITDA margin by business type and adjusted free cash flow are described in the Performance Metrics and Reconciliations of Certain Non-GAAP Measures section of this document.

About Republic Services

Republic Services, Inc. is a leader in the environmental services industry. Through its subsidiaries, the Company provides customers with the most complete set of products and services, including recycling, solid waste, special waste, hazardous waste and field services. Republic’s industry-leading commitments to advance circularity and support decarbonization are helping deliver on its vision to partner with customers to create a more sustainable world. For more information, please visit RepublicServices.com.

For more information, contact:
Media Inquiries	Investor Inquiries
Roman Blahoski (480) 718-0328	Aaron Evans (480) 718-0309
media@RepublicServices.com	investor@RepublicServices.com

SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
AND OPERATING DATA

REPUBLIC SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	September 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$84	$74
Accounts receivable, less allowance for doubtful accounts and other of $70 and $74, respectively	1,900	1,821
Prepaid expenses and other current assets	500	511
Total current assets	2,484	2,406
Restricted cash and marketable securities	225	208
Property and equipment, net	12,192	11,877
Goodwill	16,699	15,982
Other intangible assets, net	599	546
Other assets	1,590	1,383
Total assets	$33,789	$32,402
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,247	$1,345
Notes payable and current maturities of long-term debt	921	862
Deferred revenue	504	485
Accrued landfill and environmental costs, current portion	145	159
Accrued interest	125	101
Other accrued liabilities	1,321	1,176
Total current liabilities	4,263	4,128
Long-term debt, net of current maturities	12,353	11,851
Accrued landfill and environmental costs, net of current portion	2,558	2,432
Deferred income taxes and other long-term tax liabilities, net	1,738	1,594
Insurance reserves, net of current portion	442	402
Other long-term liabilities	563	588
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 50 shares authorized; none issued	—	—
Common stock, par value $0.01 per share; 750 shares authorized; 313 and 313 issued including shares held in treasury, respectively	3	3
Additional paid-in capital	1,816	1,767
Retained earnings	10,810	9,774
Treasury stock, at cost; 3 and 1 shares, respectively	(727)	(113)
Accumulated other comprehensive loss, net of tax	(31)	(26)
Total Republic Services, Inc. stockholders' equity	11,871	11,405
Non-controlling interests in consolidated subsidiary	1	2
Total stockholders' equity	11,872	11,407
Total liabilities and stockholders' equity	$33,789	$32,402

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$4,212	$4,076	$12,456	$11,986
Expenses:
Cost of operations	2,463	2,367	7,226	7,033
Depreciation, depletion and amortization	459	422	1,356	1,234
Accretion	29	26	85	80
Selling, general and administrative	422	406	1,274	1,227
Loss (gain) on business divestitures and impairments, net	—	1	—	(1)
Restructuring charges	3	8	13	20
Operating income	836	846	2,502	2,393
Interest expense	(143)	(138)	(428)	(406)
Loss on extinguishment of debt	—	(2)	—	(2)
Loss from unconsolidated equity method investments	(57)	(73)	(72)	(116)
Interest income	2	4	6	7
Other income, net	7	10	22	23
Income before income taxes	645	647	2,030	1,899
Provision for income taxes	95	81	435	368
Net income	550	566	1,595	1,531
Net income attributable to non-controlling interests in consolidated subsidiary	—	—	—	—
Net income attributable to Republic Services, Inc.	$550	$566	$1,595	$1,531
Basic earnings per share attributable to Republic Services, Inc. stockholders:
Basic earnings per share	$1.76	$1.80	$5.10	$4.86
Weighted average common shares outstanding	311.7	314.0	312.6	314.7
Diluted earnings per share attributable to Republic Services, Inc. stockholders:
Diluted earnings per share	$1.76	$1.80	$5.10	$4.86
Weighted average common and common equivalent shares outstanding	312.0	314.4	312.9	315.1
Cash dividends per common share	$0.625	$0.580	$1.785	$1.650

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
	Nine Months Ended September 30,
	2025	2024
Cash provided by operating activities:
Net income	$1,595	$1,531
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion, amortization and accretion	1,442	1,314
Non-cash interest expense	57	54
Stock-based compensation	33	31
Deferred tax provision	130	70
Provision for doubtful accounts, net of adjustments	27	20
Loss on extinguishment of debt	—	2
Loss on disposition of assets and asset impairments, net	—	6
Loss from unconsolidated equity method investments	72	116
Other non-cash items	(6)	(11)
Change in assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(78)	(100)
Prepaid expenses and other assets	(93)	(59)
Accounts payable	23	(26)
Capping, closure and post-closure expenditures	(38)	(35)
Remediation expenditures	(31)	(45)
Other liabilities	182	22
Proceeds for retirement of certain hedging relationships	—	24
Cash provided by operating activities	3,315	2,914
Cash used in investing activities:
Purchases of property and equipment	(1,310)	(1,357)
Proceeds from sales of property and equipment	10	9
Cash used in acquisitions and investments, net of cash and restricted cash acquired	(1,259)	(400)
Cash received from business divestitures	7	2
Purchases of restricted marketable securities	(15)	(18)
Sales of restricted marketable securities	13	16
Other	(17)	(1)
Cash used in investing activities	(2,571)	(1,749)
Cash used in financing activities:
Proceeds from credit facilities and notes payable, net of fees	26,896	15,616
Proceeds from issuance of senior notes, net of discount and fees	1,183	889
Payments of credit facilities and notes payable	(27,639)	(16,835)
Issuances of common stock, net	(10)	(18)
Purchases of common stock for treasury	(599)	(321)
Cash dividends paid	(544)	(505)
Distributions paid to non-controlling interests in consolidated subsidiary	(1)	—
Contingent consideration payments	(9)	(14)
Cash used in financing activities	(723)	(1,188)
Effect of foreign exchange rate changes on cash	1	1
Increase in cash, cash equivalents, restricted cash and restricted cash equivalents	22	(22)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	203	228
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$225	$206

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto appearing in our Annual Report on Form 10-K as of and for the year ended December 31, 2024. All amounts below are in millions and as a percentage of our revenue, except per share data.
REVENUE
The following table reflects our total revenue by line of business for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
Collection:
Residential	$754	17.9%	$740	18.1%	$2,249	18.0%	$2,196	18.3%
Small-container	1,267	30.1	1,209	29.7	3,768	30.3	3,599	30.0
Large-container	797	18.9	775	19.0	2,330	18.7	2,278	19.0
Other	17	0.4	18	0.5	53	0.4	54	0.5
Total collection	2,835	67.3	2,742	67.3	8,400	67.4	8,127	67.8
Transfer	472		459		1,376		1,336
Less: intercompany	(248)		(247)		(741)		(733)
Transfer, net	224	5.3	212	5.2	635	5.1	603	5.0
Landfill	845		768		2,421		2,234
Less: intercompany	(329)		(315)		(968)		(937)
Landfill, net	516	12.3	453	11.1	1,453	11.7	1,297	10.8
Environmental solutions	449		480		1,393		1,408
Less: intercompany	(16)		(15)		(49)		(47)
Environmental solutions, net	433	10.3	465	11.4	1,344	10.8	1,361	11.4
Other:
Recycling processing and commodity sales	107	2.5	107	2.6	328	2.6	311	2.6
Other non-core	97	2.3	97	2.4	296	2.4	287	2.4
Total other	204	4.8	204	5.0	624	5.0	598	5.0
Total revenue	$4,212	100.0%	$4,076	100.0%	$12,456	100.0%	$11,986	100.0%

The following table reflects changes in components of our revenue, as a percentage of total revenue, for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Average yield	4.0%	4.6%	4.2%	5.4%
Fuel recovery fees	—	(0.2)	(0.2)	(0.2)
Total price	4.0	4.4	4.0	5.2
Volume	(0.3)	(1.2)	(0.4)	(1.0)
Change in workdays	—	0.3	(0.2)	0.1
Recycling processing and commodity sales	(0.2)	0.7	—	0.5
Environmental solutions	(1.4)	—	(0.7)	(0.2)
Other(1)	(0.4)	—	(0.1)	—
Total internal growth	1.7	4.2	2.6	4.6
Acquisitions / divestitures, net	1.6	2.3	1.3	3.1
Total	3.3%	6.5%	3.9%	7.7%

Core price	5.9%	6.2%	5.9%	6.6%
(1) Other represents customer credits recognized in connection with recent labor disruptions.

Average yield is defined as revenue growth from the change in average price per unit of service, expressed as a percentage. Core price is defined as price increases to our customers and fees, excluding fuel recovery fees, net of price decreases to retain customers. We also measure changes in core price, average yield and volume as a percentage of related-business revenue, defined as total revenue excluding recycled commodities, fuel recovery fees and environmental solutions revenue, to determine the effectiveness of our pricing and organic growth strategies. The following table reflects core price, average yield and volume as a percentage of related-business revenue for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	As a % of Related Business		As a % of Related Business
Core price	7.2%	7.4%	7.2%	8.0%
Average yield	4.9%	5.5%	5.1%	6.5%
Volume	(0.4)%	(1.5)%	(0.5)%	(1.2)%
The following table reflects changes in average yield and volume, as a percentage of related business revenue by line of business, for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
	Yield	Volume	Yield	Volume	Yield	Volume	Yield	Volume
Collection:
Residential	4.4%	(2.4)%	5.4%	(2.9)%	5.0%	(2.9)%	6.0%	(2.7)%
Small-container	6.3%	(1.2)%	7.5%	(0.4)%	6.2%	(1.1)%	9.2%	(0.2)%
Large-container	5.4%	(3.9)%	5.3%	(3.6)%	5.5%	(3.5)%	6.2%	(3.8)%
Landfill:
Municipal solid waste	5.6%	(3.4)%	5.1%	0.3%	5.9%	(3.0)%	5.4%	1.0%
Construction and demolition waste	3.7%	45.2%	4.5%	2.7%	3.9%	36.2%	4.6%	(0.4)%
Special waste	—%	17.8%	—%	(1.8)%	—%	15.6%	—%	(1.9)%
COST OF OPERATIONS
The following table summarizes the major components of our cost of operations for the three and nine months ended September 30, 2025 and 2024 (in millions of dollars and as a percentage of revenue):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
Labor and related benefits	$812	19.3%	$814	20.0%	$2,475	19.9%	$2,412	20.1%
Transfer and disposal costs	275	6.5	280	6.9	808	6.5	832	7.0
Maintenance and repairs	384	9.1	380	9.3	1,122	9.0	1,106	9.2
Transportation and subcontract costs	302	7.2	304	7.4	896	7.2	885	7.4
Fuel	120	2.8	113	2.8	349	2.8	360	3.0
Disposal fees and taxes	95	2.3	91	2.2	275	2.2	265	2.2
Landfill operating costs	99	2.3	88	2.1	292	2.3	275	2.3
Risk management	109	2.6	103	2.5	321	2.6	300	2.5
Other	227	5.4	194	4.8	648	5.2	598	5.0
Subtotal	2,423	57.5	2,367	58.0	7,186	57.7	7,033	58.7
Labor disruption	40	1.0	—	—	40	0.3	—	—
Total cost of operations	$2,463	58.5%	$2,367	58.0%	$7,226	58.0%	$7,033	58.7%

These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our cost of operations by cost component to that of other companies and of ours for prior periods.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
The following table summarizes our selling, general and administrative expenses for the three and nine months ended September 30, 2025 and 2024 (in millions of dollars and as a percentage of revenue):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
Salaries and related benefits	$269	6.4%	$278	6.9%	$842	6.8%	$834	6.9%
Provision for doubtful accounts	9	0.2	—	—	27	0.2	20	0.2
Other	144	3.4	128	3.1	405	3.2	373	3.1
Total selling, general and administrative expenses	$422	10.0%	$406	10.0%	$1,274	10.2%	$1,227	10.2%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our selling, general and administrative expenses by cost component to those of other companies and of ours for prior periods.
PERFORMANCE METRICS AND RECONCILIATIONS OF CERTAIN NON-GAAP MEASURES
The following tables calculate EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA and adjusted EBITDA margin by business type, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, adjusted diluted earnings per share, and adjusted free cash flow, which are not measures determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), for the three and nine months ended September 30, 2025 and 2024. Our definitions of the foregoing non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

Adjusted EBITDA and Adjusted EBITDA Margin
The following table calculates adjusted EBITDA and adjusted EBITDA margin for the three and nine months ended September 30, 2025 and 2024 (in millions of dollars and as a percentage of revenue):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
Net income attributable to Republic Services, Inc. and net income margin	$550	13.1%	$566	13.9%	1,595	12.8%	$1,531	12.8%
Net income attributable to non-controlling interests	—		—		—		—
Provision for income taxes	95		81		435		368
Other income, net	(7)		(10)		(22)		(23)
Interest income	(2)		(4)		(6)		(7)
Interest expense	143		138		428		406
Depreciation, depletion and amortization	459		422		1,356		1,234
Accretion	29		26		85		80
EBITDA and EBITDA margin	$1,267	30.1%	$1,219	29.9%	$3,871	31.1%	$3,589	29.9%
Loss from unconsolidated equity method investments	57		73		72		116
Loss on extinguishment of debt and other related costs	—		2		—		2
Restructuring charges	3		8		13		20
Loss (gain) on business divestitures and impairments, net	—		1		—		(1)
Labor disruption	56		—		56		—
Total adjustments	116		84		141		137
Adjusted EBITDA and adjusted EBITDA margin	$1,383	32.8%	$1,303	32.0%	$4,012	32.2%	$3,726	31.1%
Adjusted EBITDA and Adjusted EBITDA Margin by Business Type
The following table summarizes revenue, adjusted EBITDA and adjusted EBITDA margin by business type for the three and nine months ended September 30, 2025 and 2024 (in millions of dollars and adjusted EBITDA margin as a percentage of revenue):

	Three Months Ended September 30, 2025			Three Months Ended September 30, 2024
	Recycling & Waste	Environmental Solutions	Total	Recycling & Waste	Environmental Solutions	Total
Revenue	$3,779	$433	$4,212	$3,611	$465	$4,076
Adjusted EBITDA(a)	$1,295	$88	$1,383	$1,186	$117	$1,303
Adjusted EBITDA Margin	34.3%	20.3%	32.8%	32.8%	25.2%	32.0%

	Nine Months Ended September 30, 2025			Nine Months Ended September 30, 2024
	Recycling & Waste	Environmental Solutions	Total	Recycling & Waste	Environmental Solutions	Total
Revenue	$11,112	$1,344	$12,456	$10,625	$1,361	$11,986
Adjusted EBITDA(a)	$3,725	$287	$4,012	$3,410	$316	$3,726
Adjusted EBITDA Margin	33.5%	21.4%	32.2%	32.1%	23.2%	31.1%
(a) Certain corporate expenses, including selling, general and administrative expenses, and National Accounts revenue are allocated to the two business types.
The amounts shown for Recycling & Waste represent the sum of our Group 1 and Group 2 reportable segments, and Environmental Solutions represents our Group 3 reportable segment.

Adjusted Earnings Per Share
The following table calculates adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, and adjusted diluted earnings per share for the three and nine months ended September 30, 2025 and 2024 (in millions of dollars except per share data):

	Three Months Ended September 30, 2025				Three Months Ended September 30, 2024
				Diluted				Diluted
			Net	Earnings			Net	Earnings
	Pre-tax	Tax	Income -	per	Pre-tax	Tax	Income -	per
	Income	Impact(1)	Republic	Share	Income	Impact(1)	Republic	Share
As reported	$645	$95	$550	$1.76	$647	$81	$566	$1.80
Loss on extinguishment of debt and other related costs	—	—	—	—	2	—	2	0.01
Restructuring charges	3	1	2	0.01	8	2	6	0.02
Labor disruption	56	14	42	0.13	—	—	—	—
Loss on business divestitures and impairments, net(2)	—	—	—	—	1	1	—	—
Settlements and withdrawals on pension plans	—	—	—	—	(8)	(2)	(6)	(0.02)
Total adjustments	59	15	44	0.14	3	1	2	0.01
As adjusted	$704	$110	$594	$1.90	$650	$82	$568	$1.81

	Nine Months Ended September 30, 2025				Nine Months Ended September 30, 2024
				Diluted				Diluted
			Net	Earnings			Net	Earnings
	Pre-tax	Tax	Income -	per	Pre-tax	Tax	Income -	per
	Income	Impact(1)	Republic	Share	Income	Impact(1)	Republic	Share
As reported	$2,030	$435	$1,595	$5.10	$1,899	$368	$1,531	$4.86
Gain on extinguishment of debt and other related costs	—	—	—	—	(5)	(1)	(4)	(0.01)
Restructuring charges	13	4	9	0.03	20	5	15	0.04
Labor disruption	56	14	42	0.13	—	—	—	—
Loss (gain) on business divestitures and impairments, net(3)	—	—	—	—	(1)	—	(1)	—
Settlements and withdrawals on pension plans	—	—	—	—	(8)	(2)	(6)	(0.02)
Total adjustments	69	18	51	0.16	6	2	4	0.01
As adjusted	$2,099	$453	$1,646	$5.26	$1,905	$370	$1,535	$4.87
(1) The income tax effect related to our adjustments includes both current and deferred income tax impact and is individually calculated based on the statutory rates applicable to each adjustment.
(2) The aggregate impact to adjusted diluted earnings per share totals to less than $0.01 for the three months ended September 30, 2024.
(3) The aggregate impact to adjusted diluted earnings per share totals to less than $0.01 for the nine months ended September 30, 2024.
We believe that presenting EBITDA and EBITDA margin is useful to investors because they provide important information concerning our operating performance exclusive of certain non-cash and other costs. EBITDA and EBITDA margin demonstrate our ability to execute our financial strategy, which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in our customer base and services provided, maintaining our investment grade credit ratings and minimizing debt, paying cash dividends, repurchasing our common stock, and maintaining and improving our market position through business optimization. Although depreciation, depletion, amortization and accretion are considered operating costs in accordance with U.S. GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years.
We believe that presenting adjusted EBITDA and adjusted EBITDA margin, adjusted EBITDA margin by business type, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, and adjusted diluted earnings per share provide an understanding of operational activities before the financial impact of certain items. We use these measures, and believe investors will find them helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges, costs and recoveries in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.
Restructuring charges. During the three and nine months ended September 30, 2025, we incurred restructuring charges of $3 million and $13 million, respectively, and during the three and nine months ended September 30, 2024, we incurred restructuring charges of $8 million and $20 million, respectively. The 2025 charges primarily related to the design and implementation of a new accounts receivable system. The 2024 charges primarily related to the redesign of our asset management, and customer and order management software systems. During the nine months ended September 30, 2025 and 2024, we paid $10 million and $18 million, respectively, related to these restructuring efforts.
Labor disruption. During the three and nine months ended September 30, 2025, we experienced labor disruptions in certain isolated markets. The impact of these labor disruptions during both the three and nine months ended September 30, 2025 was $56 million, including $16 million of customer credits and $40 million of cost of operations.
Adjusted Free Cash Flow
The following table calculates our adjusted free cash flow, which is not a measure determined in accordance with U.S. GAAP, for the nine months ended September 30, 2025 and 2024 (in millions of dollars):

	Nine Months Ended September 30,
	2025	2024
Cash provided by operating activities	$3,315	$2,914
Property and equipment received	(1,183)	(1,199)
Proceeds from sales of property and equipment	10	9
Restructuring payments, net of tax	7	14
Labor disruption, net of tax	42	—
Cash tax benefit for debt extinguishment and other related costs	—	(1)
Adjusted free cash flow	$2,191	$1,737
We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain expenditures or recoveries. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary payments because it excludes certain payments that are required or to which we have committed, such as debt service requirements and dividend payments.
Purchases of property and equipment as reflected on our consolidated statements of cash flows represent amounts paid during the period for such expenditures. A reconciliation of property and equipment expenditures reflected on our consolidated statements of cash flows to property and equipment received during the period follows for the nine months ended September 30, 2025 and 2024 (in millions of dollars):

	Nine Months Ended September 30,
	2025	2024
Purchases of property and equipment per the unaudited consolidated statements of cash flows	$1,310	$1,357
Adjustments for property and equipment received in a different period	(127)	(158)
Property and equipment received during the period	$1,183	$1,199
The adjustments noted above do not affect our net change in cash, cash equivalents, restricted cash and restricted cash equivalents as reflected in our consolidated statements of cash flows.
ACCOUNTS RECEIVABLE
As of September 30, 2025 and December 31, 2024, accounts receivable were $1,900 million and $1,821 million, net of allowance for doubtful accounts of $70 million and $74 million, respectively, resulting in days sales outstanding of 41.0, or 30.2 days net of deferred revenue, compared to 40.9, or 30.0 days net of deferred revenue, respectively.
CASH DIVIDENDS
In July 2025, we paid a cash dividend of $182 million to shareholders of record as of July 2, 2025. As of September 30, 2025, we recorded a quarterly dividend payable of $194 million to shareholders of record at the close of business on October 2, 2025, which was paid on October 15, 2025.
SHARE REPURCHASE PROGRAM
During the three months ended September 30, 2025, we repurchased 2.3 million shares of our common stock for $539 million at a weighted average cost per share of $232.00. As of September 30, 2025, the remaining authorized purchase capacity under our October 2023 repurchase program was approximately $1.9 billion.
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements include information about our plans, strategies, and expectations of future financial performance and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risk and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such expectations may not prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are the impacts of the overall global economy and changing interest rates, impacts from international trade restrictions and tariffs, our ability to effectively integrate and manage companies we acquire, and to realize the anticipated benefits of any such acquisitions, the impact of prolonged work stoppages or other labor disruptions, the amount of the financial contribution of our sustainability initiatives, acts of war, riots or terrorism, and the impact of these acts on economic, financial and social conditions in the United States, as well as our dependence on large, long-term collection, transfer and disposal contracts. More information on factors that could cause actual results or events to differ materially from those anticipated is included from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024, particularly under Part I, Item 1A – Risk Factors. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors, or to assess the impact such risk factors might have on our business. We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.